                                   EPIC WARRANT CO.



                                       BY-LAWS

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                                   EPIC WARRANT CO.

                                       BY-LAWS

                                  TABLE OF CONTENTS
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                                                                           PAGE
ARTICLE I - MEETINGS OF STOCKHOLDERS                                       ----

     Section 1.     Time and Place of Meetings.............................. 1
     Section 2.     Annual Meeting.......................................... 1
     Section 3.     Special Meetings........................................ 1
     Section 4.     Notice of Meetings...................................... 2
     Section 5.     Quorum.................................................. 2
     Section 6.     Voting.................................................. 2



ARTICLE II - DIRECTORS

     Section 1.     Powers.................................................. 3
     Section 2.     Number and Term of Office............................... 3
     Section 3.     Vacancies and New Directorships......................... 4
     Section 4.     Regular Meetings........................................ 4
     Section 5.     Special Meetings........................................ 4
     Section 6.     Quorum.................................................. 4
     Section 7.     Written Action.......................................... 5
     Section 8.     Participation in Meetings by Conference Telephone....... 5
     Section 9.     Committees.............................................. 5
     Section 10.    Compensation............................................ 6
     Section 11.    Rules................................................... 6



ARTICLE III - NOTICES

     Section 1.     Generally............................................... 6
     Section 2.     Waivers................................................. 7



                                      -i-
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                                TABLE OF CONTENTS
                                  (continued)

ARTICLE IV - OFFICERS

     Section 1.     Generally............................................... 7
     Section 2.     Compensation............................................ 7
     Section 3.     Succession.............................................. 7
     Section 4.     Authority and Duties.................................... 8
     Section 5.     Execution of Documents and Action with Respect to
                        Securities of Other Corporations.................... 8



ARTICLE V - STOCK

     Section 1.     Certificates............................................ 8
     Section 2.     Transfer................................................ 9
     Section 3.     Lost, Stolen or Destroyed Certificates.................. 9



ARTICLE VI - GENERAL PROVISIONS

     Section 1.     Fiscal Year............................................ 10
     Section 2.     Corporate Seal......................................... 10
     Section 3.     Reliance upon Books, Reports and Records............... 10
     Section 4.     Time Periods........................................... 10
     Section 5.     Dividends.............................................. 10



ARTICLE VII - AMENDMENTS

     Section 1.     Amendments............................................. 11
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                                   EPIC WARRANT CO.


                                       BY-LAWS



                                      ARTICLE I

                               MEETINGS OF STOCKHOLDERS


     Section 1. TIME AND PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the Chairman of the Board, the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. ANNUAL MEETING. An annual meeting of the stockholders, shall be held at such date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect by a plurality vote the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

     Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by Certificate of Incorporation, may be called by the Board of Directors or the President, and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in interest of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall be sent to the President and the Secretary and shall state the purpose or purposes of the proposed meeting.



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     Section 4.  NOTICE OF MEETINGS.  Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 5. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

     Section 6. VOTING. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in


                                       -2-

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person or by written proxy.  Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.


                                  ARTICLE II

                                   DIRECTORS

     Section 1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     Section 2. NUMBER AND TERM OF OFFICE. The Board of Directors shall consist of one or more members. The number of directors shall be fixed by resolution of the Board of Directors or


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by the stockholders at the annual meeting or a special meeting.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified, except as required by law. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by such decrease.

     Section 3. VACANCIES AND NEW DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as required by law.

     Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's written notice to each director by whom such notice is not waived, given either personally or by mail or telegram, and shall be called by the President or the Secretary.

     Section 6. QUORUM. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of


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Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

     Section 8. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 9. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees so designated by the Board shall have such name or names as may be determined


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from time to time by resolution adopted by the Board of Directors.  Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

     Section 10. COMPENSATION. The Board of Directors may establish such compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the Corporation, as the Board of Directors may determine.

     Section 11. RULES. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these by-laws.


                                  ARTICLE III

                                    NOTICES

     Section 1. GENERALLY. Whenever by law or under the provisions of the Certificate of Incorporation or these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.


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     Section 2.  WAIVERS.  Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                  ARTICLE IV

                                   OFFICERS

     Section 1. GENERALLY. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. The Board of Directors may also choose any or all of the following: a Chairman of the Board of Directors, one or more Vice Presidents, a Controller, a General Counsel and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person.

     Section 2. COMPENSATION. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

     Section 3. SUCCESSION. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.


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     Section 4.  AUTHORITY AND DUTIES.  Each of the officers of the
Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these by-laws.

     Section 5. EXECUTION OF DOCUMENTS AND ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. The President shall have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, the President may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the President is authorized to take under this Section 7, with such limitations as the President may specify; such authority so delegated by the President shall not be re-delegated by the person to whom such execution authority has been delegated.


                                   ARTICLE V

                                     STOCK

     Section 1. CERTIFICATES. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable


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legal requirements.  Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Corporation by the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

     Section 2. TRANSFER. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

                                  ARTICLE VI

                              GENERAL PROVISIONS

     Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

     Section 2. CORPORATE SEAL. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 4. TIME PERIODS. In applying any provision of these by-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

     Section 5. DIVIDENDS. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.


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                                  ARTICLE VII

                                  AMENDMENTS

     Section 1. AMENDMENTS. These by-laws may be altered, amended or repealed, or new by-laws may be adopted, by the stockholders or by the Board of Directors.


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